Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 1, 2013, Tiptree Financial Inc. (formerly known as Care Investment Trust Inc.) ( “TFI” or “the Company”) completed the combination with Tiptree Financial Partners, L.P. (“TFP”) pursuant to the Contribution Agreement, dated as of December 31, 2012, as amended by Amendment No. 1 to the Contribution Agreement, dated as of February 14, 2013 (the “Contribution Agreement”), among TFI, TFP and Tiptree Operating Company, LLC (the “Operating Subsidiary”). Pursuant to the Contribution Agreement, TFI contributed substantially all of its assets to the Operating Subsidiary in exchange for 10,289,192 common units in the Operating Subsidiary (representing an approximately 25% interest in Operating Subsidiary), and TFP contributed substantially all of its assets to Operating Subsidiary in exchange for 31,147,371 common units in the Operating Subsidiary (representing an approximately 75% interest in Operating Subsidiary) and 31,147,371 shares of the Company’s newly classified Class B Common Stock (the “Contribution Transactions”).

The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2013 giving effect to the Contribution Transactions as if they had occurred on the balance sheet date, and Statements of Operations for the three months ended March 31, 2013 include the historical consolidated statements of operations of the combined TFI and TFP, giving effect to the Contribution Transactions as if they had occurred at the beginning of the period. This information is only a summary, and you should read it in conjunction with the Company’s historical consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in TFI’s annual reports, quarterly reports and other information on file with the SEC and TFP’s historical consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations filed as Exhibit 99.2 to TFI’s Form 8-K filed on August 6, 2013. Prior to the Contribution Transactions TFI was majority owned by TFP. As a result, the combination of TFP and TFI pursuant to the Contribution Agreement is considered a business combination of companies under common control and will be accounted for in a manner similar to a pooling-of-interests.

We have prepared the unaudited pro forma condensed combined financial statements based on available information, using assumptions that we believe are reasonable. These unaudited pro forma condensed combined financial statements are being provided for informational purposes only. They do not purport to represent our actual financial position or results of operations had the Contribution Transactions occurred on the dates specified, nor do they project our results of operations or financial position for any future period or date.

The Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the combination. Pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the adjustments included in our financial statements published after the completion of the combination may vary from the adjustments included in these unaudited pro forma condensed combined financial statements below.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2013

	TFP	TFI	Eliminations	Historical Combined
	(in thousands)
ASSETS
Cash and cash equivalents – unrestricted	$61,255	$27,757	$(27,757)	$61,255
Cash and cash equivalents – restricted	230,903	—	—	230,903
Due from brokers, dealers, trustees, separate accounts	13,217	—	—	13,217
Accrued interest, dividends and management fees receivable	5,590	—	—	5,590
Investments in trading securities and derivative financial instruments, at fair value	80,788	—	—	80,788

Investments in available for sale securities, at fair value (amortized cost: $15,187)	15,725	—	—	15,725
Investments in loans, at fair value	1,013,991	—	—	1,013,991
Held-to-maturity securities — pledged	—	—	—	—
Loans owned, at amortized cost — pledged, net of allowance	22,576	22,576	(22,576)	22,576
Investments in partially-owned entities	8,395	2,493	(2,493)	8,395
Real estate	140,959	140,959	(140,959)	140,959
Reinsurance receivables	8,810	—	—	8,810
Policy loans	101,585	—	—	101,585
Insurance policies and contracts acquired	40,926	—	—	40,926
Separate account assets	4,306,914	—	—	4,306,914
Deferred tax assets	4,117	—	—	4,117
Intangible assets	125,332	6,167	(6,167)	125,332
Deferred policy acquisition costs	4,128	—	—	4,128
Other assets	20,537	8,408	(8,408)	20,537

Total Assets	$6,205,748	$208,360	$(208,360)	$6,205,748

LIABILITIES AND EQUITY
Liabilities
Due to brokers, dealers and trustees	$66,625	$—	$—	$66,625
Derivative financial instruments, at fair value	2,909	—	—	2,909
U.S. Treasuries, short position	20,065	—	—	20,065
Mortgage Notes payable	112,884	112,884	(112,884)	112,884
Notes payable	1,020,701	—	—	1,020,701
Policy liabilities	111,343	—	—	111,343
Separate account liabilities	4,306,914	—	—	4,306,914
Accrued interest payable	7,935	—	—	7,935
Other liabilities and accrued expenses	13,054	3,754	(3,754)	13,054

Total Liabilities	5,662,430	116,638	(116,638)	5,662,430
Stockholders’ Equity
Limited partnership units	211,800	—	(211,800)	—
Common stock	—	11	—	11
Additional paid-in capital	—	84,146	173,930	258,076
Convertible preferred units	38,128	—	(38,128)	—
Warrants	3,540	—	—	3,540
Accumulated other comprehensive income	4,735	—	—	4,735
Appropriated retained earnings of consolidated TAMCO	101,424	—	—	101,424
Accumulated income	172,809	2,338	(2,338)	172,809
Incentive allocation	(11,475)	—	—	(11,475)

Total stockholders’ equity	520,961	86,495	(78,336)	529,120
Non-controlling interest	22,357	5,227	(13,386)	14,198

Total equity	543,318	91,722	(91,722)	543,318

Total liabilities and equity	$6,205,748	$208,360	$(208,360)	$6,205,748

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013

	TFP	TFI	Eliminations	Historical Combined
	(in thousands, except per share data)
Net realized gains/(losses)—trading securities and available for sale securities, loans & derivatives	$(509)	$—	$—	$(509)
Net realized gains/(losses)—extinguishment of note payable	—	—	—	—
Income/(loss) from investments in partially-owned entities, net	89	83	(83)	89
Realized gain/loss—disposition of real estate	—	—	—	—
Other than temporary impairment—held-to-maturity securities and partially-owned entities	—	—	—	—
Change in unrealized appreciation—trading securities, loans, derivatives and foreign exchange	3,674	—	—	3,674
Bargain purchase of subsidiaries	—	—	—	—

Net realized and unrealized gains	$3,254	$83	$(83)	$3,254
Loan and security interest income	17,136	324	(324)	17,136
Fees on separate accounts	17,237	—	—	17,237
Rental revenue	3,841	3,841	(3,841)	3,841
Management Fee Income	137	—	—	137
Commission income	—	—	—	—
Other income	410	366	(366)	410

Total investment income	$38,761	$4,531	$(4,531)	$38,761

Total revenues	$42,015	$4,614	$(4,614)	$42,015

Compensation and Benefits	8,242	—	—	8,242
Professional and management fees	1,581	118	(118)	1,581
Interest expense	17,141	1,651	(1,651)	17,141
Mortality expenses	2,614	—	—	2,614
Commission expense	555	—	—	555
Depreciation, amortization expenses	1,269	1,094	(1,094)	1,269
Change in future policy benefits	1,117	—	—	1,117
Other expenses	4,717	1,899	(1,899)	4,717

Total expenses	$37,236	$4,762	$(4,762)	$37,236

Pre-tax Net income	$4,779	$(148)	$148	$4,779
Income tax	(1,299)			(1,299)

Net Income attributable to the Partnership	$3,480	$(148)	$148	$3,480
Less: Net income attributable to the noncontrolling interest	77	—	14	91
Less: Net Income attributable to the VIE subordinated noteholders	(1,211)	—	—	(1,211)

Net income	$4,614	$(148)	$134	$4,600

Net income per share of common stock
Basic		$(0.01)		$0.11
Diluted		$(0.01)		$0.11
Weighted average number of common LP units:
Basic		10,242	31,195	41,437
Diluted		10,242	31,195	41,437

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the transaction and basis of presentation

The unaudited pro forma condensed combined financial statements give effect to the Contribution Transactions as if they had occurred at the beginning of the period.

2.	Eliminations in the Unaudited Pro Forma Combined Balance Sheet and Statements of Operations

The eliminations column in the unaudited pro forma combined financial statements reflects the elimination of TFI’s financial statement balances which are incorporated in TFP’s financial results. Prior to the Contribution Transactions, as an owner of approximately 91% of TFI’s common stock TFP has historically consolidated TFI’s financial results.

The table below details the adjustment to the additional paid in capital on a pro forma basis as of March 31, 2013 assuming conversion of the convertible preferred units and TFP limited partnership units.

As of March 31, 2013

	(in thousands)
TFP
Limited partnership units	$211,800
Convertible preferred units	38,128

		$249,928
TFI
Common stock	$(11)
Additional paid-in capital	(84,146)

		$(84,156)
Eliminations
Non-controlling interest	$13,386
Reverse TFI non-controlling interest	(5,227)

		$8,159

Adjustment to Additional paid-in capital		$173,930

3.	We determine the pro forma per share net income (loss) by dividing the pro forma net income (loss) by the pro forma weighted average number of shares outstanding, assuming the combination had occurred at the beginning of the earliest period presented.

We assume that the share count is increased by approximately 31 million shares per the terms of the transaction. At March 31, 2013 there are 10,241,502 weighted average common shares outstanding basic and diluted at TFI. The Operating Subsidiary membership units total 41,436,563; of which, 10,289,192 were issued to TFI and 31,147,371 were issued to TFP.

Further these pro forma statements assume the full exchange of TFP LP units for Class A shares of TFI. The Operating Subsidiary membership units not held by TFI (that is, those held by TFP or its LP unit holders) may be redeemed for Class A shares of TFI on a one-to-one basis (and cancellation of one share of Class B common stock) following July 1, 2014. These units enter into the computation of basic and diluted net income / (loss) per common share when the effect is dilutive using the if-converted method.